EXHIBIT 99.1

Splash Beverage Group Names Ron Wall as Chief Financial Officer

Previously Directed Financial Strategy for Global Beverage Company Managing over $500 Million in Revenue

Fort Lauderdale, Florida, April 19, 2022 -- Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash” or the “Company”), a portfolio company of leading beverage brands, today announced the appointment of Ron Wall as Chief Financial Officer effective May 2nd.

Mr. Wall joins Splash Beverage Group with more than 25 years of senior financial leadership and executive management experience within the beverage and spirits industry. Most recently, from 2009 until present, Wall was Chief Financial Officer for William Grant & Sons, an independent family-owned, distiller of Scotch Whiskey and other spirits selling to more than 200 markets in 50 global locations.

While there, Wall developed and implemented the company’s financial strategy while leading Finance, Accounting, Cost Accounting, Information Systems, Business Development and M&A activities. Among other accomplishments, he led planning and delivery of $500 million in sales for the North American & Latin American Regions which included cost controls for $50 million in overhead and $10 million in production and operating costs. He led a team of 60 Finance/Accounting members and 10 Information Systems professions. Prior to William Grant & Sons, from 1995 to 2008, Wall served in a variety of senior financial roles at Diageo Plc, including Senior Vice President of U.S. Spirits and National Accounts, Finance Director (SVP) Iberia in Madrid, and Vice President Finance.

“Ron’s impressive financial and operational experience, especially his deep knowledge of the beverage sector will be a tremendous asset to our executive team at Splash,” said Robert Nistico, Chief Executive Officer of Splash Beverage Group. “Someone of Ron’s caliber joining the team is an important validation of our vision, ‘growth thru acquisition’. Ron is stepping into a critical role and his large company M&A experience is exactly what we need at exactly the right time. We’re thrilled to have him and look forward to his contributions to our continued success at Splash.”

“I’m excited to join the Splash Beverage Group team,” said Wall. “I believe they are uniquely positioned in the beverage industry and are poised to rapidly grow. I’m eager to work with the team and help execute their business plan.”

His responsibilities at Splash will include overseeing all financial aspects of the company including accounting, tax, financial planning and analysis, treasury, M&A activities and capital markets. He will report to the company’s Chief Executive Officer, Robert Nistico.

About Splash Beverage Group, Inc.

Splash Beverage Group, an innovator in the beverage industry, owns a growing portfolio of alcoholic and non-alcoholic beverage brands including Copa di Vino wine by the glass, SALT flavored tequilas, Pulpoloco sangria, and TapouT performance hydration and recovery drink. Splash’s strategy is to rapidly develop early-stage brands already in its portfolio as well as acquire and then accelerate brands that have high visibility or are innovators in their categories. Led by a management team that has built and managed some of the top brands in the beverage industry and led sales from product launch into the billions, Splash is rapidly expanding its brand portfolio and global distribution.

For more information visit:
www.SplashBeverageGroup.com
www.copadivino.com
www.drinksalttequila.com
www.pulpo-loco.com
www.tapoutdrinks.com

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2021, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Contact Information:

Splash Beverage Group

Info@SplashBeverageGroup.com

954-745-5815